SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2003

Computer Horizons Corp.

(Exact name of registrant as specified in its charter)

New York	0-7282	13-2638902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

49 Old Bloomfield Avenue
Mountain Lakes, New Jersey 07046-1495
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 299-4000

(Former name or former address, if changed since last report)

Item 7.                                                           Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

99.1    Press Release of Computer Horizons Corp. dated October 29, 2003.

Item 9                                                               Regulation FD Disclosure.

On October 29, 2003, during the conference call discussing Computer Horizons’ results for the third quarter ending September 30, 2003, Michael Shea, Computer Horizons’ Chief Financial Officer stated that Selling, General and Administrative expenses, excluding depreciation and amortization, for the fourth quarter of 2003 and the first quarter of 2004 were projected to be approximately $19.5 million and approximately $19 million, respectively, and revenues for RGII, Inc. for the third quarter of 2003 were approximately $9.3 million.

The information in Item 9 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, this information will not be incorporated by reference into any registration statement filed by Computer Horizons under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of this information is not intended to, and does not, constitute a determination or admission by Computer Horizons that the information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Computer Horizons or any of its affiliates.

Item 12                                                       Results of Operations and Financial Condition.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On October 29, 2003, Computer Horizons Corp. (the “Company”) issued a press release regarding the Company’s financial results for its third fiscal quarter ended September 30, 2003. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated:  October 29, 2003

COMPUTER HORIZONS CORP.

By:	/s/ William J. Murphy
William J. Murphy
Chief Executive Officer and President